Exhibit 10.1c

[LOGO]QuadGraphics

                                                           N63W23075 Main Street
                                                                      Sussex, WI
                                                                      53089-2827
                                                                tel 414.566.6000

                                SECOND AMENDMENT


THIS SECOND AMENDMENT, dated March 2, 2004, by and between Playboy Enterprises, Inc. ("Publisher") and Quad/Graphics, Inc. ("Printer") hereinafter referred to as the "Amendment".

                                    RECITALS;

A. Publisher and Printer entered into a certain Agreement, dated October 22, 1997, pertaining to the performance of prepress services, platemaking or cylinder engraving, offset and gravure press work, binding, mailing and delivery to common carriers in connection with Publisher's magazine entitled, Playboy, which agreement was modified by the First Amendment, dated March 3, 2000 (as so modified, the "Agreement").

B. Publisher and Printer are desirous of amending the Agreement as hereinafter provided.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by each party, Printer and Publisher agree as follows:

1. Article 2.01 of the Agreement is amended to extend the term of the Agreement by five (5) years to expire December 31, 2009 (through completion of the January 2010 issue of Playboy) unless terminated prior thereto pursuant to any provisions in the Agreement.

2. Printer will waive its entitlement to and forego the January 1, 2004 price escalation to reflect increases to Printer's labor costs.

3.    The Preparatory Prices, dated February 26, 2004 and attached hereto as
      Exhibit 1, represent the preparatory pricing currently in effect at the time of this Amendment, subject to adjustment as provided in the Agreement, as hereby amended.

4.    The Manufacturing Prices, dated February 25, 2004 and attached hereto as
      Exhibit 2, shall become effective for issue production commencing as of January 1, 2004, subject to adjustment as provided in the Agreement, as hereby amended.

      The Paper Requirements, dated February 25, 2004 and attached hereto as part of Exhibit 2, represent the paper requirements currently in effect at the time of this Amendment.

5. Article 10.05 of the Agreement is amended to provide that the Preparatory and Manufacturing Prices, attached hereto as Exhibits 1 and 2, shall remain firm through December 31, 2004. If there shall be any change to Printer in the price of materials (excluding ink), or labor increases or decreases (any change in labor conditions), the prices contained in Exhibits 1 and 2 may be adjusted January 1, 2005, and thereafter on January 1, 2007 and January 1, 2009 during the term of the Agreement, as herein amended, to reflect such change. Price increases will be limited to actual cost not to exceed eighty five percent (85%) of the Consumer Price Index. For purposes of Article 10.05, as hereby amended, the "Consumer Price Index" means the selected areas, all items index (1967=100) for the Chicago-Gary-Lake Co. IL-IN-WI Consumer Price Index for Urban Wage Earners and Clerical

[LOGO]

                                                       Playboy Enterprises, Inc.
                                                       Second Contract Amendment
                                                                   March 2, 2004
                                                                          Page 2


      Workers (CPI-W) published by the Bureau of Labor Statistics, U.S. Department of Labor. The increase in the Consumer Price Index applicable as of any January first shall be the increase in the Consumer Price Index of the previous July over that of the preceding July. (For example, the increase applicable for January 1, 2005 shall be the increase in the Consumer Price Index of July 2004 over that of July 2003). Printer will notify Publisher as soon as practical after knowledge of any increase or decrease.

      7. Except as modified herein, the Agreement will continue in full force and effect without change.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers effective on the date herein set forth.

        Playboy Enterprises, Inc.                 Quad/Graphics, Inc.

By: /s/ Maria Mandis                         By: /s/ Timothy J. Ohnmacht
    Name:  Maria Mandis                           Timothy J. Ohnmacht
    Title. VP Production Director                 Vice President-Midwest Sales

Date: 3/10/04                                Date: 3/10/04